FOURTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


     THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of November 3, 1998 (the "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Second Amendment to Loan Agreement and Documents dated October 14, 1998 to which the Bank is also a party (the "Second Amendment") wherein (a) the Bank consented to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) the Bank permitted the Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) the Event of Default set forth in Section 7.01(O) of the Loan Agreement was modified and restructured, and (d) the Interim Maturity Date was extended to November 3, 1998;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amendment to Loan Agreement and Documents dated October 20, 1998 to which the Bank is also a party (the "Third Amendment") wherein (a) the Maximum Revolving Loan Commitment was frozen at $24,953,750 (the "Outstanding Principal Amount"), (b) the "Interim Maturity Date" was extended to November 3, 1998, (c) it was agreed that, on the Interim Maturity Date (x) the outstanding principal balance of the Loan was to be reduced to $10,000,000, and (y) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000 to an amount not to exceed $10,000,000, (d) the Interim Interest Rate and the Revised Default Rate were adjusted, and (e) certain additional changes to the Maximum Revolving Loan Commitment were mandated based upon the Stock Price of the Company from time to time, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Third Amendment (the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, and the Third Amendment, is herein referred to as the "Loan Agreement");


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         WHEREAS,  the Borrower has  represented  to the Bank that it intends to close on a convertible subordinated debt offering of approximately $35,000,000 (the "Offering") on or about November 18, 1998, the proceeds of which would be used by the Borrower to reduce the outstanding principal balance of the Loan to zero, and has therefore requested the Bank to extend the Interim Maturity Date as set forth herein, which the Bank is willing to do subject to the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.

         2. Outstanding Principal Balance of Loan. Except for the provisions of Paragraph 4 (a) of this Amendment, for purposes of this Amendment and the Loan Agreement, the outstanding principal balance of the Loan at any time shall be the sum of (a) all amounts of the Loan Advances made under the Loan Agreement remaining unpaid plus (b) all outstanding LC Reserves. For the purposes of Paragraph 4 (a) of this Amendment, the outstanding principal balance of the Loan shall mean all amounts of the Loan Advances made under the Loan Agreement remaining unpaid excluding the outstanding LC Reserves.

         3. Interim Maturity Date. The term "Interim Maturity Date" is hereby amended and restated to mean a date certain which is the first to occur of (a) November 30, 1998, or (b) the date on which Borrower closes on the Offering.

         4. Decreased Loan Balance and Commitment. On the Interim Maturity Date, without further notice, (a) the Borrower shall pay down the outstanding principal balance of the Loan to zero ($0.00) provided the Offering has closed, and (b) the Borrower shall pay down the outstanding principal balance of the Loan to $10,000,000.00 regardless of whether the Offering has closed, and (c) the principal amount of the Loan and Maximum Revolving Loan Commitment shall be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00 regardless of whether the Offering has closed.

         5. Maturity Date. The term "Maturity Date" is hereby amended and restated to mean (a) the Interim Maturity Date as to any and all amounts of the outstanding principal balance of the Loan in excess of $10,000,000.00, and (b) April 26, 1999 as to the outstanding principal balance of the Loan at or below $10,000,000.00 together with any accrued but unpaid interest thereon and any other costs or amount owed to the Bank under the Loan Agreement as amended hereby.

         6. Interim Interest Rate. The Borrower acknowledges and agrees that effective as of October 20, 1998, (a) the outstanding principal balance of the Loan in excess of $10,000,000.00 has been bearing and shall continue to bear interest at the Prime Rate plus four percent (4.0%), and (b) the outstanding principal balance of the Loan not in excess of $10,000,000.00 has been bearing and shall continue to bear interest payable at the Prime Rate plus one-half of one percent (0.50%) per annum (the "Interim Interest Rate"). The Interim Interest Rate is, during its pendency, in lieu of the interest rate set forth in
Section 2.02 of the Loan Agreement and in lieu of the Interim Interest Rate set forth in the Second Amendment.

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         7.  Fee.  As an  inducement  and  condition  to the  execution  of this
Amendment by the Bank, the Borrower shall pay the Bank an extension fee in the amount of $50,000.00 (the "Extension Fee"). If on the Interim Maturity Date the outstanding principal balance of the Loan is reduced to zero ($0.00) by application of the proceeds of the Offering and if the Borrower is not otherwise in default under the Loan Agreement or the Documents, the Extension Fee shall be refunded to Borrower. If on the Interim Maturity Date the outstanding principal balance of the Loan has not been reduced to zero ($0.00) by application of the proceeds of the Offering or if the Borrower is otherwise in default under the Loan Agreement or the Documents, the Extension Fee shall be deemed fully paid to and earned by the Bank.

         8. Reaffirmation. To the extent any term(s) or condition(s) in any of the Documents (including, without limitation, the Amended and Restated Note) shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Documents (including, without limitation, the Amended and Restated Note), as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Documents as amended herein. There are no other changes to the Documents, including without limitation the Loan Agreement, except for the changes specifically set forth herein.

         9. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

         10. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

         11. Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         12. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         13. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BROOKDALE LIVING COMMUNITIES, INC.

                                    By:  /s/ Darryl W. Copeland, Jr.
                                    Print Name:  Darryl W. Copeland, Jr.
                                    Title:  Executive Vice President

ATTEST:

By:  /s/ Robert J. Rudnik
Print Name:  Robert J. Rudnik
Title:  Secretary


                                       BANK:

                                       LaSALLE NATIONAL BANK

                                    By:  /s/ Ann B. O'Shaughnessy
                                    Print Name: Ann B. O'Shaughnessy
                                    Title:  Assistant Vice President


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